UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 26, 2010 (Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[     ]     Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Employment Agreement with Douglas Glaspey, Executive Vice President and Chief Operating Officer

On May 26, 2010, U.S. Geothermal Inc. (the “Company”) entered into an employment agreement with Douglas Glaspey as Executive Vice President and Chief Operating Officer of the Company. The employment agreement is effective April 1, 2010, and will remain in effect until March 31, 2011 unless earlier terminated in accordance with its terms.

Under the terms of the employment agreement, Mr. Glaspey has agreed to devote all of his working time exclusively for the benefit of the Company. In consideration for the performance by Mr. Glaspey of his responsibilities and duties as Executive Vice President and Chief Operating Officer of the Company, the Company has agreed to pay to Mr. Glaspey compensation of $175,000 per annum, to grant to Mr. Glaspey incentive stock options in such amount and under such conditions as may be determined by the Company’s board of directors, to provide to Mr. Glaspey (and his immediate family) such medical, dental and related benefits as are available to other employees, to provide to Mr. Glaspey reasonable life insurance and accidental death coverage (with the proceeds payable to Mr. Glaspey’s estate or specified family member), and to provide to Mr. Glaspey such 401K retirement benefit as is available to other employees of the Company. In addition, the Company will reimburse Mr. Glaspey for reasonable expenses incurred in connection with the performance of his duties under the employment agreement.

The employment agreement may be terminated by the Company without notice, payment in lieu of notice, severance payments, benefits, damages or other sums for causes which include failure to perform his duties in a competent and professional manner, appropriation of corporate opportunities or failure to disclose a material conflict of interest, a plea of guilty to, or conviction of, an indictable offense which may not be further appealed, fraud, dishonesty, illegality or gross incompetence, failure to disclose material facts concerning business interests or other employment that are relevant to his employment with the Company, refusal to follow reasonable and lawful directions of the Company, breach of fiduciary duty, and material breach under, or gross negligence in connection with his employment under, the employment agreement (each a “Cause”). Otherwise, either party may terminate the agreement upon one month’s written notice. The agreement includes covenants by Mr. Glaspey with respect to the treatment of confidential information and non-competition, and provides for equitable relief in the event of breach.

In the event that Mr. Glaspey’s employment is terminated without Cause by the Company or for “good reason” by Mr. Glaspey, and in the event that a “change of control” has occurred within the 12 months prior to the termination, Mr. Glaspey is entitled to receive compensation equal to 18 monthly installments of his normal compensation no later than 60 days after the date of termination (which sum would be currently $262,500). “Good reason” includes a material decrease in base compensation, in authority, duties or responsibilities, in budget over which Mr. Glaspey has authority, or a material change in geographic location of the services. A “change of control” includes (a) a merger, amalgamation, arrangement, consolidation, reorganization or transfer where more than 50% of the voting securities of the Company are acquired by other persons and more than 50% of the board membership changes, (b) any person or person(s) acting together by agreement or understanding acquire(s), directly of indirectly, 50% or more of the voting securities of the Company, (c) any person or person(s) acting together by agreement or understanding acquire(s), directly of indirectly, the right to appoint the majority of the directors, or (d) the Company disposes of all or substantially all of its assets, other than to subsidiaries.

Entry into Employment Agreement with Kerry Hawkley, Chief Financial Officer

On May 26, 2010, the Company entered into an employment agreement with Kerry Hawkley as Chief Financial Officer of the Company. The employment agreement is effective April 1, 2010, and will remain in effect until March 31, 2011 unless earlier terminated in accordance with its terms.

Under the terms of the employment agreement, Mr. Hawkley has agreed to devote all of his working time exclusively for the benefit of the Company. In consideration for the performance by Mr. Hawkley of his responsibilities and duties as Chief Financial Officer of the Company, the Company has agreed to pay to Mr. Hawkley compensation of $140,000 per annum, to grant to Mr. Hawkley incentive stock options in such amount and under such conditions as may be determined by the Company’s board of directors, to provide to Mr. Hawkley (and his immediate family) such medical, dental and related benefits as are available to other employees, and to provide to Mr. Hawkley such 401K retirement benefit as is available to other employees of the Company. In addition, the Company will reimburse Mr. Hawkley for reasonable expenses incurred in connection with the performance of his duties under the employment agreement.

The employment agreement may be terminated by the Company without notice, payment in lieu of notice, severance payments, benefits, damages or other sums for Cause. Otherwise, either party may terminate the agreement upon one month’s written notice. The agreement includes covenants by Mr. Hawkley with respect to the treatment of confidential information and non-competition, and provides for equitable relief in the event of breach.

In the event that Mr. Hawkley’s employment is terminated without Cause by the Company or for “good reason” by Mr. Hawkley, and in the event that a “change of control” has occurred within the 12 months prior to the termination, Mr. Hawkley is entitled to receive compensation equal to 18 monthly installments of his normal compensation no later than 60 days after the date of termination (which sum would be currently $210,000). “Good reason” includes a material decrease in base compensation, in authority, duties or responsibilities, in budget over which Mr. Hawkley has authority, or a material change in geographic location of the services. A “change of control” includes those events set forth under the description of “change of control” for Mr. Glaspey above.

Item 7.01

Regulation FD Disclosure.

On May 26, 2010, the Company issued a press release with respect to receipt of the approval by the Idaho Public Utilities Commission of the power purchase agreement with the Idaho Power Company for the Neal Hot Springs project on May 20, 2010. The press release is attached hereto as Exhibit 99.3. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01

Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Employment Agreement between U.S. Geothermal Inc. and Douglas Glaspey

99.2	Employment Agreement between U.S. Geothermal Inc. and Kerry Hawkley

99.3	Press Release dated May 26, 2010

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 28, 2010	U.S. Geothermal Inc.

	By:	/s/ Daniel J. Kunz
Daniel J. Kunz
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Employment Agreement between U.S. Geothermal Inc. and Douglas Glaspey

99.2	Employment Agreement between U.S. Geothermal Inc. and Kerry Hawkley

99.3	Press Release dated May 26, 2010